UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2024

THE WESTERN UNION COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32903	20-4531180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7001 East Belleview Avenue
Denver, Colorado		80237
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 866 405-5012

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	WU	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 13, 2024, in connection with a periodic review of The Western Union Company’s (the “Company”) by-laws, the Board of Directors of the Company adopted amended and restated by-laws (as amended, the “Amended and Restated By-laws”), effective immediately. Among other things, the amendments effected by the Amended and Restated By-laws: (1) align the Company’s by-laws with developments in Delaware law and current practice and (2) revise the advance notice provisions regarding procedural and disclosure requirements for stockholders’ director nominations and proposals for other business, including to clarify and, in some cases, reduce nominating and proposing stockholders’ disclosure obligations thereunder. The Amended and Restated By-laws also implement non-substantive, technical, and conforming changes.

The foregoing summary of the amendments effected by the Amended and Restated By-laws does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amended and Restated By-laws, which are filed as Exhibit 3.1 hereto and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit
3.1	Amended and Restated By-laws of The Western Union Company adopted on December 13, 2024
101	Inline XBRL Document Set for the Cover Page from this Current Report on Form 8-K, formatted as Inline XBRL
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 17, 2024	THE WESTERN UNION COMPANY
	By:	/s/ Benjamin C. Adams
	Name:	Benjamin C. Adams
	Title:	Executive Vice President, Chief Legal Officer